Exhibit 99.1

Permianville Royalty Trust Unitholders Approve Proposal For Sponsor To Sell Properties In The Permian Basin

HOUSTON, Texas—(BUSINESS WIRE)—July 24, 2023

Permianville Royalty Trust (NYSE: PVL, the “Trust”) today announced that at the special meeting of Trust unitholders held on July 19, 2023, unitholders approved a transaction pursuant to which (a) COERT Holdings I, LLC (the “Sponsor”), the sponsor of the Trust, will sell certain oil and natural gas properties in the Permian Basin (the “Divestiture Properties”) that constitute a portion of the properties burdened by the Trust’s 80% net profits interest, (b) the Trust will release the related net profits interest associated with the Divestiture Properties and (c) the net proceeds received by the Trust with respect to such sale will be distributed to the unitholders.

The vote in favor of the sale of the Divestiture Properties constituted more than the required 50% of the Trust units outstanding as of the record date for the special meeting and, as a result, the proposal was approved by the Trust unitholders.

The two proposals presented at the special meeting to amend the Amended and Restated Trust Agreement and the Conveyance of Net Profits Interest to raise certain threshold requirements for similar, future transactions received votes representing fewer than the required 75% of the Trust units outstanding as of the record date for the special meeting and, as a result, those proposals were not approved by the unitholders.

Closing of the sale of the Divestiture Properties is expected to occur before August 31, 2023. Following the closing, the Sponsor will set a record date for the special distribution and within 45 days after the closing of the transaction, the Sponsor will distribute 80% of the net proceeds of the sale, less 80% of the expenses associated with the transaction and proxy meeting expenses and associated holdback amount, to unitholders of record.

About Permianville Royalty Trust

Permianville Royalty Trust is a Delaware statutory trust formed to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain, predominantly non-operated, oil and gas properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”), the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors. Future distributions are expected to be made on a monthly basis. For additional information on the Trust, please visit www.permianvilleroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include expectations regarding the anticipated distribution to unitholders as a result of the proposed disposition of certain properties and expected expenses, including capital expenditures. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from the Sponsor as a result of the sale of the Divestiture Properties. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither the Sponsor nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by the Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Permianville Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell 1 (512) 236-6555